UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

April 4, 2019

ENSERVCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware                     001-36335              84-0811316

 State of                   Commission File       IRS Employer

Incorporation                    Number             Identification No.

999 18th Street, Suite 1925N

Denver, CO 80202

Address of principal executive offices

303-333-3678

Telephone number, including

Area code

_____________________________

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯ ☐    Written communications pursuant to Rule 425 under the Securities Act

⁯ ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

 ⁯☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

 ⁯☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Settlement Agreement

As previously disclosed in a Current Report on Form 8-K filed on November 1, 2018 by Enservco Corporation, a Delaware corporation ( “Enservco”), on October 26, 2018 (the “Closing Date”) Enservco entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Adler Hot Oil Holdings, LLC, a Delaware limited liability company (the “Seller”), pursuant to which Enservco acquired all of the outstanding membership interests of Adler Hot Oil Service, LLC, a Delaware limited liability company (“Adler” and, together with Enservco, the “Enservco Parties”) for an aggregate purchase price of $12.5 million, subject to customary purchase price adjustments (the “Transaction”). Certain former members of Adler are also parties to the Purchase Agreement (the “Members” and, together with the Seller, the “Seller Parties”).

The consideration paid or to be paid by Enservco under the Purchase Agreement includes, among other things: (i) a subordinated promissory note issued to Seller in the principal amount of $4,800,000, plus interest accrued thereon (the “Seller Subordinated Note”); (ii) an earn-out payment of up to $1,000,000 in cash payable to Seller, the actual amount of which is subject to Enservco’s satisfaction of certain EBITDA-related performance conditions during fiscal year 2019 (the “Earn-Out Payment”); and (iii) $1,000,000 in cash held by Enservco and payable to Seller on the 18 month anniversary of October 26, 2018, subject to offset by Enservco for any indemnification obligations owed by Seller Parties under the Purchase Agreement (the “Indemnity Holdback Payment”).

Since the Closing Date, various disputes and disagreements have arisen between the Enservco Parties and the Seller Parties concerning the Transaction. On April 4, 2019 the Enservco Parties and the Seller Parties entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) in order to resolve such disputes and disagreements without litigation. Pursuant to the Settlement Agreement the parties agreed to (i) waive all rights of the Seller Parties to the Earn-Out Payment and the Indemnity Holdback Payment, (ii) reduce the original principal balance of the Seller Subordinated Note from $4,800,000 to $4,500,000, (iii) extend the maturity date of the Seller Subordinated Note from March 31, 2019 to April 10, 2019, subject to a nine day grace period, and (iv) mutually release one another from any and all demands, claims and causes of action, known or unknown, existing or that may exist, whether matured or unmatured, liquidated or unliquidated, absolute or contingent, suspected or unsuspected, at law, in equity or otherwise, arising out of or related to (A) the sale and purchase of Adler, (B) the Purchase Agreement or the Ancillary Documents referred to therein, (C) Adler, (D) loans by any of the Seller Parties to Adler, or (E) the transactions or activities connected with any of the foregoing or any prior dealings of any of the Seller Parties, on the one hand, and Enservco Parties on the other hand, in each case subject to exceptions for claims arising from breaches of the Settlement Agreement and enumerated provisions of the Purchase Agreement.

The Settlement Agreement amends the Purchase Agreement and the Seller Subordinated Note in order to give effect to the terms and conditions of the Settlement Agreement. An effect of these amendments is that the total cash consideration payable pursuant to the Purchase Agreement is reduced from $12,500,000 to $10,200,000.

The Settlement Agreement includes additional terms and conditions customary for agreements of such nature. The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1	Settlement Agreement and Mutual Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on April 10, 2019.

ENSERVCO CORPORATION

Date: April 10, 2019	By:	/s/ Ian Dickinson
Ian Dickinson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement and Mutual Release

4